As filed with the U.S. Securities and Exchange Commission on April 1, 2025.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Soulpower Acquisition Corporation
(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1793430
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

250 West 55th Street, 17th Floor, New York, New York 10019

+1 201-282-6717
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Justin Lafazan
Chief Executive Officer
CO Services Cayman Limited, Willow House, Cricket Square
Grand Cayman KY1-1001
Cayman Islands
Telephone: +1 201-282-6717
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ross David Carmel, Esq. Avital Perlman, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas New York, New York 10036 United States of America +1 (212) 930-9700	Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 United States of America +1 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-284465

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by Soulpower Acquisition Corporation (the “Registrant”). This Registration Statement incorporates by reference the contents of, including all exhibits to, the Registrant’s Registration Statement on Form S-1 (File No. 333-284465), originally filed January 24, 2025, as amended (together with its exhibits, the “Prior Registration Statement”), which was declared effective by the Commission on April 1, 2025.

The Registrant is filing this registration statement for the sole purpose of increasing the aggregate number of Units offered by 2,300,000 Units. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.

The required opinions of counsel and related consents and accountant’s consent are listed on the Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-1 (File No. 333-284465) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description

5.1	Opinion of Sichenzia Ross Ference Carmel LLP.

5.2	Opinion of Carey Olsen Cayman Limited, Cayman Islands counsel to the Registrant.

23.1	Consent of WithumSmith+Brown, PC.

23.2	Consent of Sichenzia Ross Ference Carmel LLP. (included in Exhibit 5.1).

23.2	Consent of Carey Olsen Cayman Limited, Cayman Islands counsel to the Registrant (included in Exhibit 5.2).

24.1	Powers of Attorney (filed as Exhibit 24.1 to the Prior Registration Statement)

107	Filing Fee Table

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the April 1, 2025.

SOULPOWER ACQUISITION CORPORATION

By:	/s/ Justin Lafazan
Name:	Justin Lafazan
Title:	Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Justin Lafazan his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement and any and all registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Justin Lafazan	Chief Executive Officer and Director	April 1, 2025
Justin Lafazan	(principal executive officer)

/s/ *	Chief Financial Officer and Director	April 1, 2025
Teresa Strassner	(principal financial and accounting officer)

/s/ *	Director	April 1, 2025
Jeffrey Hoffman

/s/ *	Director	April 1, 2025
Blake Janover

/s/ *	Director	April 1, 2025
Ty R. Sagalow

/s/ *	Director	April 1, 2025
David Magli

/s/ *	Director	April 1, 2025
Marques Colston

/s/ *	Director	April 1, 2025
Frank Candio

/s/ *	Director	April 1, 2025.
Daniel Hickey

/s/ *	Director	April 1, 2025
Natasha Srulowitz

* /s/ Justin Lafazan		April 1, 2025
Justin Lafazan
As Attorney-in-Fact

Authorized representative IN THE UNITED STATES

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Soulpower Acquisition Corporation, in New York, New York, on April 1, 2025.

By:	/s/ Justin Lafazan
Name:	Justin Lafazan
Title:	Chief Executive Officer